Exhibit 99.2

Synthesis Energy Systems, Inc. Regains NASDAQ Compliance

HOUSTON, April 15, 2015 – Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, announced today that it has received notification from the NASDAQ Stock Market that it has regained compliance with Listing Rule 5450(a)(1) to maintain the listing of its common shares on the NASDAQ Global Market.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

Contact:

MDC Group

Investor Relations:

David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:

Susan Roush

747.222.7012

PR@synthesisenergy.com